DRAFT SUBJECT TO REVIEW

DATE: NOVEMBER 24, 2004

JOURNAL NO.

AGREEMENT ON UNILATERAL OPTION TO PURCHASE A SHARE OF MINING CONCESSIONS AND PROMISE TO FORM A COMPANY

BY AND BETWEEN

MINERA CANELA S.A.

AND

COMPAÑIA MINERA GEOCOM RESOURCES–CHILE LIMITADA

In Santiago, Chile, on January 10, 2005, before me, María Gloria Acharán Toledo, attorney, Regular Notary Public of the Forty-Second Notarial Office of Santiago, located at Matías Cousiño 154, there appeared: Mr. JULIÁN SÁNCHEZ DEL VALLE, Spaniard, married, with a full separation of assets, entrepreneur, foreigner’s identity card No. 5.274.627-2, and Mr. PEDRO RICALDE BORBOLLA, Chilean, married with a full separation of assets, business administrator, national identity card and taxpayer identification No. 7.946.746-4, both on behalf of MINERA CANELA S.A., a company engaged in mining, taxpayer identification number 77.595.590-8, all domiciled in this city at Avenida Gertrudis Echeñique 30, Suite 71, Las Condes, hereinafter also indistinctly the “Offeror,” “Canela,” “Promising Seller” or “Owner,” as one party; and as the other, Mr. CÉSAR ANDRÉS LÓPEZ ALARCÓN, Chilean, married, attorney, national identity card and taxpayer identification No. 9.581.126-4, on behalf of, as shall also be evidenced at the end, COMPAÑÍA MINERA GEOCOM RESOURCES–CHILE LIMITADA, a company engaged in mining, taxpayer identification No. 76.011.780-3, hereinafter also indistinctly called “Geocom,” “Promising Buyer” or “Beneficiary,” both domiciled in the city of Santiago at Enrique Foster Sur 20, 19th floor, Las Condes, who are of age, evidenced their identity by the aforesaid identity cards and stated: TITLE ONE. PURCHASE OPTION AGREMENT. GEOCOM and the Promising Seller agree to enter into the following Purchase Option Agreement: FIRST: MINERA CANELA S.A. owns the following mining concessions located in the Fourth Region, Province of Choapa, District of Canela, formerly Mincha: EXPLOITATION CONCESSIONS: A) MERCEDITAS ONE TO SEVEN, for which the certificate of survey and constitutional decision are registered on page 285, No. 29, of the 1982 Property Registry of the Los Vilos Mines Registrar. Ownership of such mining concession is registered in favor of the Offeror on page 281, No. 47, of the 1996 Property Registry of the Los Vilos Mines Registrar; B) LA ESCORPIÓN ONE TO TWELVE, for which the certificate of survey and constitutional decision are registered on page 78, No. 10, of the 1987 Property Registry of the Los Vilos Mines Registrar. Ownership of such mining concession is registered in favor of the Offeror on page 282, No. 410, of the 1996 Property Registry of the Los Vilos Mines Registrar; C) LA CRISTAL ONE TO TWENTY, for which the certificate of survey and constitutional decision and ownership are registered on page 222, No. 38, of the 1997 Property Registry of the Los Vilos Mines Registrar; D) LIBRA ONE TO TEN, for which the certificate of survey and constitutional decision are registered on page 235, No. 41, of the 1997 Property Registry of the Los Vilos Mines Registrar. Ownership of such mining concession is registered in favor of the Offeror on page 211, No. 37, of the 2004 Property Registry of the Los Vilos Mines Registrar; D) MIGUEL ONE TO FIFTY-SIX, for which the certificate of survey and constitutional decision are registered on page 334, No. 58, of the 1996 Property Registry of the Los Vilos Mines Registrar. Ownership of such mining concession is registered in favor of the Offeror on page 211, No. 36, of the 2004 Property Registry of the Los Vilos Mines Registrar. EXPLORATION CONCESSIONS PENDING PROCESSING. A) TULIPAN, for which the petition is registered on page 240, No. 214, of the 2004 Discoveries Registry of the Los Vilos Mines Registrar. The title registration in the name of the Offeror is in process, as it was acquired in a public deed on this same date and signed before the Santiago Notary of Mr. Felix Jara Cadot; B) PALO DE AGUA, for which the petition is registered on page 241, No. 215, of the 2004 Discoveries Registry of the Los Vilos Mines Registrar. The title registration in the name of the Offeror is in process, as it was acquired in a public deed on this same date and signed before the Santiago Notary of Mr. Felix Jara Cadot; C) PEONIA, for which the petition is registered on page 239, No. 213, of the 2004 Discoveries Registry of the Los Vilos Mines Registrar. The title registration in the name of the Offeror is in process, as it was acquired in a public deed on this same date and signed before the Santiago Notary of Mr. Felix Jara Cadot; D) GLADIOLO, for which the petition is registered on page 242, No. 216, of the 2004 Discoveries Registry of the Los Vilos Mines Registrar. The title registration in the name of the Offeror is in process, as it was acquired in a public deed on this same date and signed before the Santiago Notary of Mr. Felix Jara Cadot; E) ROSA, for which the petition is registered on page 245, No. 219, of the 2004 Discoveries Registry of the Los Vilos Mines Registrar. The title registration in the name of the Offeror is in process, as it was acquired in a public deed on this same date and signed before the Santiago Notary of Mr. Felix Jara Cadot; F) CRISANTEMO, for which the petition is registered on page 243, No. 217, of the 2004 Discoveries Registry of the Los Vilos Mines Registrar. The title registration in the name of the Offeror is in process, as it was acquired in a public deed on this same date and signed before the Santiago Notary of Mr. Felix Jara Cadot; and G) CLAVEL, for which the petition is registered on page 243, No. 217, of the 2004 Discoveries Registry of the Los Vilos Mines Registrar. The title registration in the name of the Offeror is in process, as it was acquired in a public deed on this same date and signed before the Santiago Notary of Mr. Felix Jara Cadot. MINING EXPLOITATION CONCESSIONS IN PROCESS: “CANELA UNO AL CINCUENTA Y SEIS” roll number nine hundred ninety six dash two thousand four, and for which the mining concession is registered on page two hundred forty six number two hundred twenty of the Discovery Registry of the Registrar of Mines of Los Vilos for the year 2004. The title registration in the name of the Offeror is in process, as it was acquired in a public deed on this same date and signed before the Santiago Notary of Mr. Felix Jara Cadot; Minera Canela S.A. represents and warrants the following: (i) the assets described in letter A of the first clause above are its exclusive property and the exploration concessions pending processing will be duly transferred to Minera Canela S.A. The parties further represent that the aforesaid assets are not assessed by any mortgage, prohibition, attachment or litigation or other legal or voluntary measure affecting the free disposition or conveyance thereof. OTHER RIGHTS. This agreement also includes: (a) the water rights that are inherent to or that may correspond to the Mining Concessions pursuant to Article 110 of the Mining Code, which are established or acquired by the Offeror or persons related thereto in respect of the Mining Concessions and those that benefit or may benefit the Mining Concessions and which the Offeror and persons related thereto come to hold, have, use or dispose of in any way; (b) the rights of any type to surface lands, including ownership and/or easements, that may correspond to the Mining Concessions and/or that the Offeror or persons related thereto obtain to the benefit of the Mining Concessions; and (c) generally all other rights and assets that now belong or come to belong in the future to the Offeror or persons related thereto and that are necessary or convenient to build and/or develop and/or exploit a mine and/or plant, provided they are located inside the area of interest. SECOND: Mr. Julián Sánchez del Valle and Mr. Pedro Ricalde Borbolla, on behalf of Minera Canela S.A., hereby grant Geocom an irrevocable and exclusive purchase option in the terms of article 169 of the Mining Code for a share equal to 55%, as stipulated herein below, of each and every one of the mining concessions and rights identified in Clause First. Such option is accepted by Mr. César Andrés López Alarcón on behalf of Geocom. THIRD: The price of the purchase of 55% of the Mining Concessions and rights indicated in Clause First as well as all other rights that are deemed to form a part hereof is the sum of ONE MILLION SEVEN HUNDRED THOUSAND DOLLARS of the United States of America and 50/100, in the equivalent in pesos, local currency, at the observed dollar exchange rate set by the Central Bank on the dates disbursements are made. The parties agree that the price will be paid by Geocom to Canela through investment by the former of the sum set as the price in the development of an exploration plan that encompasses all or part of the mining concessions contemplated herein. The work schedule will include, and the moneys will be invested according to, the following program: (a) the sum one hundred and fifty thousand dollars of the United States of America and 50/100 in the first year as from signature hereof; (b) the sum of two hundred and fifty thousand dollars of the United States of America in the second year as from signature hereof; (c) the sum of five hundred thousand dollars of the United States of America in the third year as from signature hereof; and (d) the sum of eight hundred thousand dollars of the United States of America in the fourth year as from signature hereof. For these purposes, each of the installments is deemed to expire on December 31st of each year and all of the investments stipulated in this clause shall have been made by that date. Said exploration work schedule may include the following, by way of example: (a) detailed mapping of all properties included in the option; (b) magnetometry of all properties included in the option; (c) surface drilling that GECOM deems convenient; (d) direct expenses incurred in the identification, evaluation and delineation of the deposit, such as wages, salaries and employee benefits, contractors and consultants involved in the field work;(e)supervisor expenses; managing and reporting; (f) communications; (g) travel and lodging expenses; (h) the rental of vehicles, fuel and maintenance; (i) field office costs, if necessary; (j) software and information management; (k) expenses and fees of sample analysis; (l) geophysics and preparation of roads; (m) insurance, rentals, applicable taxes and; (n) generally, geological, geochemical and geophysical investigation, sampling, mapping, trenches, drilling or digging of the surface area that GEOCOM deems appropriate. Notwithstanding the foregoing description, the parties will sign a detailed appendix of the Exploration Plan and the allocation of expenses. GEOCOM will be empowered to exercise the option without having completed the minimum amount of investment indicated above, in which case it shall pay Canela a sum equal to the amount remaining to complete the minimum committed investment. The price of the final purchase will be one single price, whether it acquires 55% of one, more or all of the mining concessions and rights stipulated herein. The investment by GEOCOM in the development of the exploration program indicated above will be an essential condition to maintaining this purchase option in effect wherefore if GEOCOM chooses not to make any of the annual investments indicated in letters (a) to (d) above, this promise shall be deemed terminated upon expiration of the installment not paid. It is also understood that once the promising buyer states his intent to enter into the purchase, the promising buyer shall pay any price balance of the purchase outstanding simultaneous to signature of such agreement. The purchase option granted to GEOCOM and the price and other conditions stipulated herein naturally include not only the 55% of the exploration concessions identified in clause first but also the claims and subsequent exploitation concessions established by virtue thereof. FOURTH: If GEOCOM deems it necessary during the term hereof to file, request or apply for claims, petitions, mining exploration and exploitation concessions, water right concessions, civil and mining easements or administrative concessions for a better development of the exploration and exploitation of the mining concessions contemplated herein, the same may only be requested in the name of Minera Canela S.A. but the cost of processing and constitution shall always be the expense of GEOCOM. If the final purchase is made, all new claims, petitions, mining concessions, water rights, easements, administrative concessions and others that are in the name of the Promising Seller shall be deemed included in the purchase without any change in the stipulated price and they shall be transferred to the company the incorporation of which is promised in Title Second hereof. FIFTH: The purchase option hereunder is granted for a maximum period of forty-eight months as from the date hereof. Consequently, GEOCOM may at any time prior to expiration of such period, provided it is current in the investment program described in Clause Third above, exercise its option by stating its intent to enter into the purchase agreement for 55% of the mining concessions and rights indicated in Clause First above through a formal declaration executed to public deed before the Notary authenticating this deed or the alternate or successor thereof. GEOCOM shall give notice of its decision to exercise the option by delivering an authenticated copy of such public deed of declaration through a notary public to the address of the Promising Seller indicated herein in which it states purely, simply and unconditionally its intent to sign the final purchase agreement. Once such delivery is made, the parties shall have a period of 30 calendar days to sign the public deed containing the purchase agreement for the agreed share of 55% and the incorporation of the contractual mining company in the terms and conditions set out in Title Second hereof, in compliance with the purchase option and promise of incorporation of a company stipulated therein. If GEOCOM does not state its intent to enter into the respective purchase in the period of forty-eight months, it shall be deemed to have waived the option and such option shall legally expire. Furthermore, GEOCOM may at any time as of this date while such period is running decide not to pursue this agreement and waive its option, which it shall do and communicate in the same way as for the decision to enter into the respective purchase. In both cases, GEOCOM shall fulfill the obligations established in Clause Thirteenth hereof. SIXTH: During the term of this option agreement, GEOCOM is expressly empowered to enter the mining properties contemplated herein through the persons it designates and to perform any type of prospecting, survey, test pit work and, in general, investigation to allow it to make a qualitative and quantitative evaluation of the concessions and to introduce to the claims any type of equipment, machinery to perform survey and prospecting work and set up camps for the personnel working thereat. The Promising Seller shall grant the facilities necessary for these purposes. GEOCOM may, for the aforesaid purposes of exploration, survey and evaluation, extract the minerals necessary for such purposes from the claims at its entire cost and risk, regardless of the fine grade thereof and whether they are oxides, sulfides or of those metals and other associated ones such as gold or copper mineral. GEOCOM shall not make any payment to the promising seller for the extraction of minerals in the measure, quantities and for the stated objectives. SEVENTH: Should Geocom validly exercise the option, the parties shall be obligated to enter into the deed of purchase/sale and association or joint venture, whereas in spite of having complied with all of said conditions, should Canela refuse to or fail to sign within the five working days following the expiration of the 30 calendar day period indicated in the Fifth clause of this contract, Geocom shall grant for itself the deed of purchase/sale and association or joint venture in the terms and conditions agreed upon in this instrument and this shall produce the effect set forth in the final paragraoh of article one hundred sixty-nine of the Mining Code. The granting of the above deed shall not free either of the parties from the obligation to grant, upon the mere request of the other party, all of the further public and/or private instruments necessary for the formalization of the remaining agreements and stipulations contained in this deed. That set forth in this clause is notwithstanding the right of the complying party to force compliance with the contract promised or its resolution, in addition to its right to charge indemnity for damages caused by the non-comlying party. EIGHTH: The mining concessions that are the subject of this contract or their corresponding rights for 55%, should Geocom opt to acquire them, shall be sold in the state in which they are found on the date the option is exercised, with all of its uses, rights, customs and easements, active and passive, and being said rights and mining properties free of mortgages, liens, prohibitions, embargos and third party rights, with the exception of those originating from this contract and with license fees paid to date. Any action or procedure necessary to remedy any circumstance affecting the title, transferability or constitution of the mining rights over the concessions, shall be the responsibility and cost of the Geocom. NINTH: In the event the definitive purchase/sale contract is signed, all sums of money indicated in the third clause of this instrument shall be applied to the agreed upon price. If, on the contrary, the definitive contract is not signed by decisión of the promising buyer, or due to its expiration, as shall be indicated below, all of the monies invested by Geocom shall insure to the benefit of Canela, with no obligation to any reimbursement and by way of liquidated damages stipulated in advance by the parties. TENTH: During the term of this option contract, it shall be the obligation of the Seller to pay on time and in full all of the license fees for the properties and/or concessions which are the subject of this contract. For this purpose, the respective values shall be paid by the promising seller and reimbursed thereto by Geocom, upon provision of the corresponding receipts or proof of payment of the respective license fees. ELEVENTH: During the term of this contract, the Seller, through the person or persons it appoints for this purpose, shall have free access to the mining properties which are the subject of this agreement, in order to observe the works being performed therein by Geocom. Likewise, the promising seller shall have access to the data or information that he deems necessary to analyze in order to adequately comply with the purpose of his visit. In any case, Geocom shall give to the promising seller, biannual reports that indicate the investment made and the advances in the exploration program. If technical and economic pre feasibility studies are performed, these shall be delivered together with said biannual reports. All of the information and further backup obtained as a result of the exploration works shall be maintained confidencial as long as this contract is in force, and shall not be delivered without the prior, written consent of the other party. In the event of expiration of this contract, all of the information obtained by the promising buyer shall not be divulged to third parties and shall be considered the exclusive property of Canela. TWELFTH: This promise of an option to purchase contract shall expire and remain without effect without requiring a judicial decree of any kind: a) If Geocom simply does not complete the exploration investment program indicated in clause third hereof in full and opportunely, in particular any of the sums of money indicated in letters a) to d) of clause third; b) If Geocom does not manifest its intention to enter into the definitive purchase/sale within 48 months as of the date of this instrument, or having dones so, does not ultimately sign the definitive purchase/sale and association agreement in the time and manner provided for in this instrument. The alter, notwithstanding the faculty of the Seller to require the forced compliance with said obligation; c) If Geocom, as required by the Seller, does not advance within the legal deadline or does not reimburse within 30 days from the requirement, the value of the license fees for the concessions which are the subject of this contract; all in accordance with that set forth in the tenth clause; d) If Geocom at any time indicates its intention not to enter into the definitive purchase/sale through a notarized written statement delivered to the Seller by certified letter to the domicile indicated in this instrument. This notarized statement should contain the declarations and removals contemplated in letter A) of the following clause. THIRTEENTH: Should the termination occur and notwithstanding the immediate effect agreed upon for the same, Geocom must A) Make a declaration in this sense, by way of a public deed, wherein it indicates the event that the option has expired and it proceeds to remove all of the liens and prohibitions that may have been placed by virtud of this contract and, should Geocom not comply within 10 days of the cause of the expiration, the parties grant power of attorney to grant said deed to the arbitrators that are appointed herebelow attesting to the termination and granting the removal of each and every one of the registrations, sub-registrations and annotations that may have been made in relation to this contract, which the arbitrator must grant upon the simple written request of Seller and after verifying that one of the termination events established in the preceding clause has occurred, whereby the arbitrator is expressly empowered to require the removal of said registrations with the respective Registrar of Mines, or of any other registration or sub-registration that arose from this contract. The costs of said renoval shall be the responsibility of Geocom; B) Deliver to the Seller, without any cost to him and within the term of 90 days from the termination event, a report on the exploration work performed on the concessions which are the subject of this contract, as well as all of the geological, geochemical, and geophysical studies, mapping, analysis and evaluation of the sampling results, markers, drilling, metallurgical and chemical tests and water studies, and in general, all of the further background and information arising from the exploration and reconnaissance works performed on the mining concessions which are the subject of this contract, including the pre-feasibility or feasibility studies, if performed. Within this same term, Geocom shall withdraw, at its sole cost, all of the equipment, assets and machinery and camps that may have been introduced onto the conessions, with the exception of the goods that, due to their nature and or purpose may not be removed from the concessions as they may cause risks of collapse, which shall be transferred to the Seller without charge or reimbursement cost of any kind. FOURTEENTH: : The Seller promises not to encumber or transfer the property or concessions or mining rights, nor enter into contracts of any nature regarding the same, voluntarily prohibiting himself from encumbering or transferring them. The prohibitions agreed to in this clause shall remain in force during the term of this contract, and until the final granting or registration of the definitive purchase/sale deed. Should the option expire or terminate, the above prohibitions shall be understood as automatically lifted, notwithstanding that set forth in letter A) of the thirteenth clause. FIFTEENTH: Should any difficulty, difference of opinion, dispute or controversy arise in relation with the stipulations of this contract, be they relative to its validity, interpretation, compliance, non-compliance, or termination; said difficulty, difference, doubt, dispute or controversy shall be submitted to arbitration. The parties appoint in this act as arbitrador, Mr. Samuel Lira Ovalle and in his absence or should he not agree to accept the charge, they appoint Mr. Juan Luis Ossa Bulnes, who will be arbitrators ex aequo et bono. Both Mr. Liro and Mr. Ossa, as the case may be, are empowered to determine the rules of the proceding, including that which concerns the manner of notification of the parties, but in any event making the first notification personally or in accordance with that prescribed in the 24th clause of the Civil Procedures Code. Should either of the above named persons be unavailable, the arbitrador shall be appointed by mutual agreement of the parties and, in the absence thereof, the arbitrador shall be appointed by the Civil Judge sitting in Santiago, wherefore in this latter case, the arbitrator, woh shall act in one sole instance, must be an attorney and act as arbitrador in the procedure and as an arbiter in the decision, whereby the appointment may only be a person who has served at least two consecutive terms as a member of the Court of Appeals. The Court shall be that of Santiago. There shall be no recourse regarding the decision of the arbitrator, to which the parties expressly waive any rights. The arbitrator is empowered, in order to obtain compliance with the respective contract, and should he deem it necessary, to sign on behalf of the Seller or of Geocom the deed to execute the option for 55% of the rights to the mining concessions and association referred to in this contract. SIXTEENTH: Assignment of Rights and Obligations. One. GEOCOM may, and is hereby authorized by the Offeror to at any time sell, assign, transfer or otherwise dispose of all or part of its rights herein provided the assignee of such rights declares in the contract serving as title to the acquisition thereof: (a) his consent in respect of this agreement, (b) his commitment that he shall fulfill exactly the same and all or the proportion acquired of the obligations that GEOCOM has assumed hereunder in the same terms and as if this agreement would have been originally executed by such assignee; (c) a clause subjecting any subsequent sale, transfer or other disposition, hereinafter “disposition,” of all or part of such rights herein to the same restrictions contained in this No. 1. Fulfillment of the requirements contained herein above for the total or partial disposition of this agreement shall make such disposition enforceable against the Offeror and GEOCOM shall be consequently released from any liability in respect of the rights assigned, sold or transferred and free of the transferred obligations. Two. Any mention herein of GEOCOM or the Beneficiary, the Offeror or the Owner, of the rights, obligations, charges and any other thing affecting them or that is incumbent thereupon in any way, shall also be deemed to refer to their respective assigns, purchasers, heirs, continuers or legal successors in any way, unless it is expressly stipulated otherwise or inferred otherwise from the context. TITLE SECOND: PROMISE TO FORM A COMPANY. If GEOCOM exercises the option by acquiring the offered share, the parties enter into the following promise to form a contractual mining company the terms and stipulations of which are specified in the following numbers and articles: FIRST: Should

GEOCOM exercise the option and since the final purchase shall include only a share equal to 55% of the mining concessions and rights indicated in Clause First hereof and as upon registration of such rights in favor of GEOCOM, a legal mining company shall be created in accordance with article 173 of the Mining Code and by operation of the law, the parties hereby promise, provided such purchase is perfected in the aforesaid manner, to incorporate a contractual mining company in substitution for such legal mining company pursuant to the Second Section of the First Paragraph of Title Eleventh of the Mining Code, in the same act in which the purchase of the offered share of the mining concessions hereunder is perfected, and they undertake to contribute thereto all of their respective rights therein. SECOND: The Promising Seller and GEOCOM agree that the by-laws of the contractual mining company that they promise to establish shall be the following: “BY-LAWS OF COMPAÑIA MINERA ESCORPIÓN DE CANELA S.C.M.: Article First: A contractual mining company is hereby incorporated the corporate name of which will be Compañía Minera Escorpión de Canela S.C.M. Article Second: The company shall engage in the study, exploration, exploitation, development, preparation, extraction, beneficiation, processing, production and commercialization of minerals obtained in the exploitation of the mining concessions, hereinafter the “Properties,” located in the Fourth Region of Chile, in particular those identified in Transitory Article First of these by-laws. As part of its business, it may establish and acquire additional mining property in order to protect the Properties and the installations thereof as well as all other operations relating to that purpose. The Company may perform all acts and enter into all contracts and arrangements that are conducive directly or indirectly to fulfillment of its objective. Article Third: The company shall have the right to freely commercialize all of its products and by-products, either in Chile or abroad, directly or through an agent. Article Fourth: The domicile of the company shall be the city of Santiago, Metropolitan Region, without prejudice to the establishment of agencies, offices, branches or establishments in any point of the country or abroad. Shareholders meetings and board meetings shall be held in the city of Santiago unless the shareholders or directors, as the case may be, agree to do so in another location. Article Fifth: The duration of the company shall be indefinite. Article Sixth: The corporate interest is divided into ten thousand shares with no par value. The number of shares into which the corporate interest is divided and the amount of equity capital may be increased or decreased by a shareholders meeting. The foregoing notwithstanding, the capital shall be deemed legally modified whenever the Regular Shareholders Meeting approves the fiscal year balance sheet. The option to subscribe shares in capital increases in the company shall be offered at least once on a preemptive basis to shareholders in proportion to the shares they own; and this right shall be exercised in the period of 60 days as from the resolution on the capital increase adopted by the shareholders. If a shareholder does not exercise this preemptive right, the shares not subscribed shall be offered to the other shareholders, who shall have the right to subscribe them in the period of 30 days as from expiration of such sixty-day period. If no shareholder subscribes such shares, they may be offered to third parties under conditions that may be no more advantageous than those offered to the shareholders who have decided not to subscribe such shares. Article Seventh: Shareholders shall not be liable to third parties for the obligations of the company. Article Eighth: The tradition of the shares shall be made by registration of the certificate in the Shareholders Registry of the Santiago Mines Registrar. The certificate shall always be set down in a public instrument. The award of shares shall always be executed to public deed, which shall be registered like in the previous case. The transfer or transmission of shares shall be deemed to be without prejudice to the liens or obligations assessed thereupon. Article Ninth: The company does not recognize nor admit fractions of shares. If one or more shares belong in common to two or more people, the owners thereof shall appoint a common representative to represent them in the company. Article Tenth: The company shall have a board of directors comprised of five regular members and five alternates elected by a majority of votes in one single voting at the shareholders meeting. Each share shall be entitled to one vote. Directors shall use the care and diligence in the performance of their office that men ordinarily use in their own businesses. Directors appointed by a shareholder have the same duties to the company and to the other shareholders as the remaining directors and may not fail one or the other under the pretext of defending the interests of those who appointed them. Directors shall hold office for the period determined by the shareholders meeting and may be removed or replaced at any time by the shareholders meeting. Article Eleventh: Alternate directors may always attend board meetings but they will only have the right to vote when the regular director they replace is absent. Any alternate director appointed by a partner may replace any regular director appointed by the same partner. The replacement of a regular director by an alternate who has been appointed by the same partner is an internal proceeding of the company that will require no special formality and it shall not be necessary to evidence the pertinence thereof to third parties for the validity of the actions by the alternate director, sufficing for the efficacy thereof before third parties the mere fact that the replacement occurred. Article Twelfth: The board shall choose a chairman from among its members, who shall also be chairman of the company and of the shareholders meeting. Article Thirteenth: The board of directors shall meet from time to time on the days and at the times it agrees upon at least once a year, notwithstanding any special meetings when convened by the Chairman, his alternate director or by any one of the other directors. Convocations of special meetings shall be made in writing and shall be sent to each of the directors at least 10 business days in advance of the date of the meeting, and by fax to directors domiciled abroad. Convocations shall include an agenda of business to be discussed at the meeting and no resolutions may be adopted in relation to matters other than those included on the agenda, save resolution otherwise by a majority of the directors present at the meeting. Article Fourteenth: The Board shall be in charge of the senior management of the company and shall in particular: 1. manage, represent and use the corporate name of the company, for which it shall have ample powers of administration and disposition, with all attributions in article 15, save regarding matters reserved for the shareholders meeting; 2. decide on the acquisition, exploration, development and exploitation of the mining concessions of the company; 3. appoint, remove and substitute the chairman of the board and the general manager of the Company according to articles twelfth and eighteenth, respectively; 4. appoint and remove the finance manager of the company; 5. convene shareholders meetings; 6. order the distribution of dividends on account of profits of the company; 7. form reserve funds, including for cessation of operations; 8. grant the general manager the powers necessary to be able to completely fulfill the functions assigned thereto in article twenty-first; 9. establish and modify the sales policy enforced by the company; 10. approve the annual operating, capital investment and exploration budgets of the company for each calendar year; 11. establish or modify the directors’ salary and benefits policies; and 12. others that are expressly conferred thereupon by these by-laws. Article Fifteenth: In order to fulfill its functions of administration, representation and use of the corporate name of the company, the board of directors, meeting in the manner established in article thirteenth hereof, may perform all acts and enter into all contracts and arrangements of any nature whatsoever relating directly or indirectly to the business purpose, stating by way of example, but without this list implying any limitation of powers, that it may: (a) represent the company judicially and extrajudicially in all acts, contracts and operations that are necessary or conducive to fulfillment of its purpose or that are related directly or indirectly thereto; (b) enter into promise and option agreements; (c) acquire or convey in any way corporeal or incorporeal real estate or chattel, stocks, bonds, debentures and other bearer securities; (d) enter into agreements for purchase and sale, the manufacturing of a material work, the lease of things, the hire of services, transportation, charter parties, employment contracts, insurance contracts, current account, commodatum, loan, deposit, exchange settlement, commission, brokerage, representation agreements and, generally, any other nominate or innominate contract, and agree therein to all types of covenants or stipulations, whether essential, natural or merely incidental, set prices, interest, revenue, fees, remunerations, adjustments, indemnities, periods even longer than usual, conditions, dates and forms of payment and of delivery and generally amend and terminate them in any way, stipulate solidarity or indivisibility, both active as well as passive, agree to default clauses and fines, exercise or waive rights and actions available to the company and accept a waiver made in the benefit thereof; rescind, nullify, revoke, void, terminate or request the termination of acts and contracts, demand renderings of accounts, approve or object thereto; (i) participate in the incorporation of civil, commercial and mining companies of any type or nature, including the government, public entities, joint ventures or joint accounts; corporations and cooperatives or take part in those already established and participate in the modification, dissolution or liquidation of those of which the company forms a part, represent the company with voice and vote in all companies, corporations or cooperatives in which it forms part or in which it has an interest and in any type of act, meeting or assembly, whether regular or special; (f) collect and receive everything owed to the company and issue receipts, cancellations and discharges; (g) grant general or special judicial or extrajudicial mandates and revoke them; (h) represent the company before banks and financial institutions, whether national, foreign or international, whether public or private, with the most ample powers that may be necessary, entrust them with trust commissions, open, close and administrate bank current accounts and savings, deposit and/or credit accounts, check on the activity thereof, approve the balances thereof, withdraw checkbooks and draw and overdraw on such accounts in local or foreign currency, contract loans, whether or not adjustable, in any currency, with or without interest, in the form of a loan, promissory notes, advances against acceptance, overdrafts, credits in a current account, credits in a special account or in any other form, open and close safe-deposit boxes; draw, accept, reaccept, subscribe, revalidate, endorse, co-sign, discount and protest checks, bills of exchange, promissory notes and other mercantile documents, contract and cancel guarantee bonds and letters of credit; (i) assign and accept assignments of credits, whether registered, to the order or to the bearer and, generally, perform any type of transaction with mercantile documents, bearer securities and government and negotiable instruments; (j) withdraw certified correspondence, packages and other elements from post offices, telegraph offices, railroad offices and the like; (k) perform import and export transactions for any type of product and/or good and extend or sign documents, acts and contracts relating to these operations, execute customs operations, endorse shipping documents and withdraw them; (l) perform any type of foreign exchange transaction and generally all those that are within the jurisdiction of the Central Bank of Chile; (m) sign, execute, subscribe, extend and modify any type of public or private document, including public deeds, and make therein all representations deemed necessary or convenient to the interests of the company; (n) obtain concessions of any nature or purpose in respect of any good, including real estate, and obtain water rights; (o) establish mining concessions and rights in any form, survey and exploit mining claims and deposits; (p) represent the company judicially, with the authority to discontinue an action filed in first instance, accept a counterclaim, reply to interrogatories, waive legal remedies or terms, settle, submit to arbitration, grant arbitrators their powers of conciliators, approve agreements and receive; (q) present any type of application to the authority and generally act before the Chilean Copper Commission, the National Copper Corporation of Chile, the National Mining Company and any other public or private agency; (r) appoint workers of the Company, set their salaries, indicate their obligations and duties, control their performance and terminate their services; (s) dictate, modify and void regulations required for operation of the Company; (t) comply with and enforce these by-laws and the resolutions of the Regular Shareholders Meeting; and (u) present an annual report and balance sheet annually to the Regular Shareholders Meeting on corporate operations and an inventory of the assets and liabilities of the company. The contracts made by the Company with its shareholders or with subsidiaries or affiliates thereof shall normally abide by the conditions prevailing on the market for this type of contract. Article Sixteenth: The quorum for board meetings will be five members and the majority for the adoption of resolutions will be four voting directors. Any tie will be settled by the vote of the chairman of the board or the alternate director replacing him. Article Seventeenth: Directors are obligated to maintain the confidentiality of the business of the Company and the corporate information to which they have access because of their position that has not been officially disclosed by the Company. This obligation shall not govern when the confidentiality is harmful to the corporate interests or is in regard to deeds or omissions that constitute a breach of the bylaws. Article Eighteenth: The board shall appoint a natural person to the position of General Manager of the Company, who shall be responsible for the immediate management of the business, operations and activities of the Company and shall have the attributions granted thereto by the board. The position thereof shall be compatible with that of director. The appointment, substitution or removal of the General Manager shall be set down in a public deed annotated at the margin of the Company’s registration in the Property and Shareholders Registries of the Santiago Mines Registrar. The General Manager shall have the obligation to advise the board of all matters that, because of their nature or importance, go beyond the ordinary powers of administration or that are extraordinary because of their nature and importance for a decision by the board thereon. The General Manager of the Company may attend board meetings at the request of any member of the Board and he shall have the right to speak thereat. In fulfillment of his duties of immediate management and administration of the business, operations and activities of the company, the General Manager shall: a) implement resolutions of the Board, make the expenses necessary to implement the programs approved by the Board and advise the Board opportunely of the need for resources; b) acting pro se or through other executives of the company, ensure that the goods and services required for operations are procured and adopt the measures and guaranties that can be secured, and ensure that the assets of the company are kept free of liens and prohibitions, except for those required to acquire such assets or that are approved by the Board; c) ensure that the property titles to assets are studied, if appropriate, and that any defects therein are remedied; d) ensure the payment of transactions, patents, contractual obligations and other payments in relation to the assets of the company and pay the taxes assessed on the transactions and assets of the company, and make the claims he deems appropriate under approval of the Board; e) ensure the obtainment of administrative and legal permits and authorizations in relation to the operations of the company, comply with the laws and administrative provisions applicable, and advise the Board of such compliance; f) file and defend the company in judicial or administrative proceedings affecting the company and report to the Board thereon; g) contract the insurance necessary for the company’s operations; h) convey assets in fulfillment of the ordinary business and purpose of the company and request approval of the Shareholders Meeting to begin the liquidation of the company or convey all of its assets or all of its assets and liabilities; i) effectuate all acts necessary to maintain the legal protection of the company’s mining properties; j) keep the accounting and financial records in good order, in accordance with generally accepted accounting practices for companies engaged in the mining business in Chile; k) report from time to time to the Board on budgetary expenses and compliance and on operating results and on the other information requested by the Board on the dates and with the regularity determined thereby. The General Manager shall use due diligence and care in his duties to conduct the company in accordance with the standards of efficiency applicable in mining companies. Article Nineteenth: The deliberations and resolutions of the board shall be recorded in a special minutes book, which shall be signed by the directors who have attended the meeting. The resolutions may be implemented without approval of the minutes at a subsequent meeting. If any of the attendees dies, refuses to sign the minutes or is prevented for any reason from doing so, a record shall be made of the circumstances at the foot of the minutes and a report made thereon at the next regular or special shareholders meeting, which, however, shall not hinder the validity of the resolutions adopted. A director who refuses to sign the minutes shall justify his decision. Resolutions adopted by the board that are set down in a public deed or private instrument signed before a Notary by the number of voting directors required to adopt the relevant resolution(s) shall also be valid, provided the director representing the preferred shares is among such directors. Article Twentieth: Shareholders shall meet annually in a regular meeting, on the date determined by the board of directors within the first four months of each year, for the purpose of being informed of and approving the balance sheet, inventory and annual report on the previous fiscal year that the board shall submit to the consideration of the meeting, and also for the purpose, if pertinent, of appointing directors. Shareholders meetings shall be held in Santiago, save resolution otherwise by the shareholders. Article Twenty-First: Shareholders shall meet in a special meeting whenever corporate needs so require. The appointment and removal or replacement of Company directors may also be discussed at a Special Shareholders Meeting. The board shall convene a special shareholders meeting at its own initiative or at the request of shareholders representing at least ten percent of the Company’s shares. If, in this latter case, the board refuses to make the convocation, the interested shareholders may resort to the arbitration procedure set down in Article Thirty-First. Only the matters listed in the meeting notice may be discussed at a Special Meeting. The reform of the bylaws; an increase or decrease in the equity capital; the early dissolution of the Company; the sale or conveyance of all of its assets and/or liabilities; the transformation, division or merger of the Company; the sale, conveyance or establishment of rights to the claims of the company; the lease, operating credit in respecto of, or mortgage of the company claims; the constitution of the company as a surety or solidary co-debtor and the grant of any other security to guarantee third-party obligations may only be approved at a special shareholders meeting convened specially for such purpose and attended by a Notary Public. Article Twenty-Second: The notice of shareholders meetings, both regular and special, shall be given by notices sent by fax and confirmed by mail. The meeting may not be held earlier than fifteen days following the date the notice is sent. The notice shall state whether it is a regular or special meeting, the place, day and time when it shall be held and the purpose or purposes of the meeting. The shareholders meetings, both regular and special, may be installed without any notice when all shareholders are present, either personally or through duly constituted mandataries. A meeting set down by public deed and signed by persons representing all shares in the Company shall also be valid. Article Twenty-Third: Shareholders may attend general meetings personally or through legal representatives or mandataries. Mandataries may or may not be shareholders in the Company. The mandate shall be granted in writing. Article Twenty-Fourth: Shareholders meetings, both regular and special, shall be installed and resolutions adopted by an absolute majority of the shares in the Company. However, they may only be installed and resolutions adopted on the following matters by the vote of at least two-thirds of the company’s shares: a) the transformation, division or merger of the company; b) a change in the duration of the company; c) the early dissolution of the company; d) a change in the registered offices; e) an increase or decrease in the equity capital, save the capital increases derived from the capitalization of profits not allocated to the distribution of dividends; f) the setting of other contributions and determination of the participation of the partners in making the same; g) approval of contributions and estimate of non-cash assets; h) a modification of the powers reserved for the shareholders meeting or of the limitations on the attributions of the board or the majorities to adopt resolutions; i) a change in the number of members of the board; j) the conveyance of the assets and liabilities of the company or of all of its assets; k) the conveyance and/or promise to sell the company’s properties or an aliquot part thereof; the establishment of rights, an operating credit in respect of, mortgage and lease of the company’s claims; l) the establishment of the company as a surety or solidary co-debtor and the grant of any other security to secure third-party obligations. Article Twenty-Fifth: Each share has the right to one vote at shareholders meetings. Article Twenty-Sixth: The deliberations, voting and resolutions of shareholders meetings shall be set down in a special minutes book. Minutes shall state the name of the attendees and the number of shares owned or represented by each. Minutes shall also contain a succinct account of the observations or incidents occurring, of the motions submitted to debate and the outcome of voting. Minutes will be signed by the chairman and by at least one of the persons who has attended the meeting, and who is appointed for such purpose by the meeting. Once the minutes are signed by the aforesaid persons, they shall be deemed definitively approved with no need for any other formality, and, consequently, the resolutions contained therein shall be implemented without awaiting subsequent approval thereby at another meeting. Article Twenty-Seventh: A balance sheet shall be prepared of the company’s operations and business as of December 31st of each year as well as an inventory of the assets and liabilities of the Company in the most recent fiscal year. These documents, together with an annual explanatory report on the situation of the Company in the most recent fiscal year, shall be presented by the board to the consideration of the regular shareholders meeting. The annual report, balance sheet and inventory and supporting information shall be available to shareholders in the Company’s offices for fifteen days prior to the date of the regular shareholders meeting. Article Twenty-Eighth: The board shall decide on the distribution of net profits according to the Company’s balance sheets, after absorption of the losses of the Company, after payment of principal and interest on credit financing contracted with financial institutions prior to the commencement of commercial operations and after deducting the legal or other reserves approved by the Board, including reserves for the cessation of operations, for the distribution of dividends to the shareholders by decision of the Board. Subject to the foregoing, save unanimous resolution of the Shareholders Meeting, at least forty percent of the net profits from each fiscal year shall be distributed annually as a dividend in proportion to the shares owned by each shareholder. Article Twenty-Ninth: The Company shall terminate: (One) Because of the conveyance, extinguishment or forfeiture of all concessions owned by the Company in any way. (Two) Because all shares into which the corporate interests are divided become the property of one single person. (Three) Because of expiration of its term of duration. (Four) By resolution of the shareholders meeting adopted at a special meeting. Article Thirtieth: Upon dissolution of the Company for any reason, the liquidation thereof, when pertinent, will be undertaken by a liquidation board comprised of three members, whether or not shareholders, appointed by the first shareholders meeting held after the dissolution. The liquidators shall hold office until the end of the liquidation, notwithstanding the power of the shareholders meeting to revoke the mandate thereof and replace them. The attributions of the liquidators shall be those set therefor by the general shareholders meeting. The functions of liquidators shall be remunerated in the manner determined by the shareholders meeting. The rules in these bylaws shall continue to apply during the liquidation to everything that is compatible with the status of the Company’s liquidation. The conservational or other measures that are required shall be implemented by the last board of directors until a liquidation board is appointed. Article Thirty-First: Any difficulty or dispute arising among the shareholders or between any thereof and the Company or its administrators or between one or the other for any reason or circumstance related hereto and, in particular, those relating to the existence, term, validity, effects, interpretation, application, performance, voidance or nullification thereof, shall be submitted to the hearing and ruling of an arbitrator ex aequo et bono or amiable compositeur, who shall rule without form of trial and without further remedy, save the remedy of complaint. Mr. Samuel Lira Ovalle is first appointed arbitrator and, if he is unable or unwilling to accept the position, they appoint Mr. Juan Luis Ossa Bulnes. If none of the arbitrators appointed is able or willing to perform the position, the arbitrator will be appointed by mutual consent of the parties who wish to submit a certain matter to the hearing and resolution thereof. Failing agreement among the parties interested in the dispute, the arbitrator shall be appointed by the Civil Judge sitting in the Department of Santiago, in which case the appointment shall fall upon an attorney who has been a justice on the Supreme Court or Court of Appeals of Santiago for a period of no less than three years, but in this case, the arbitrator appointed by the Ordinary Courts will hear the case according to summary procedure and shall rule pursuant to law, and the resolutions thereof shall be subject to all ordinary and extraordinary remedies, including the remedy of complaint. Article Thirty-Second: Anything not stipulated in these bylaws shall be governed by the provisions in articles 200 to 205 of the Mining Code. In any case, the provisions in the first section of the second paragraph of Title Eleventh of the Mining Code shall not apply. Transitory Article First: Geocom and Minera Canela S.A. contribute all of the rights corresponding to each in the mining concessions and other rights identified in clause first of the option agreement made herein, which the Company receives in ownership. Transitory Article Second: The capital is set in the amount of THREE MILLION NINETY THOUSAND NINE HUNDRED AND TEN dollars of the United States of America, in the equivalent in pesos, legal tender, and the corporate interests are divided into ten thousand shares, which have been paid in the manner set down below: One. Minera Canela S.A. is the holder of 4,500 shares, which he has subscribed and paid through the contribution to the Company of ownership of forty-five percent of the mining concessions and rights described in Transitory Article First, for a price equal in pesos, local currency, to ONE MILLION THREE HUNDRED NINETY THOUSAND NINE HUNDRED AND TEN dollars of the United States of America and 50/100; Two. Geocom is the holder of 5,500 shares, which it has subscribed and paid through the contribution to the Company of ownership of fifty-five percent of the mining concessions and rights described in Transitory Article First, for a price equal in pesos, local currency, to ONE MILLION SEVEN HUNDRED THOUSAND dollars of the United States of America and 50/100. Transitory Article Third: Geocom shall have the right to acquire a number of shares from Canela corresponding to five percent of the capital of the company, thus completing sixty percent of the capital thereof, by means of payment to Canela of ONE HUNDRED SIXTY-TWO THOUSAND FIVE HUNDRED dollars of the United States of America. This sum of money shll be paid in the equivalent in shares in Geocom Resources Inc., the parent company of Geocom, at the time when Geocom states its intent to exercise this share purchase right. The parties agree that the average exchange price of the shares in Geocom Resources Inc. for the fifteen days following signature hereof shall be used to determine the number of shares deliverable in payment of the price of five percent of all capital that Canela promises to transfer to Geocom. Transitory Article Fourth: It is expressly stipulated that the board of directors of the Company shall have the authority to negotiate and contract the financing appropriate to pay for the expenses and investments required to implement the project and the respective plants thereof with the public or private, national, foreign or international financial institutions, whether in the form of credits associated with a foreign investment, in the form of export credits or otherwise, with the authority to agree freely to the terms, conditions, amounts, currencies, periods, interest and any other aspect of such credits. Transitory Article Fifth: Geocom and Minera Canela S.A. agree that everything relating to the sale, assignment and transfer of their respective shares shall be governed by the rules in this transitory article. Transitory Sixth Article: One. RIGHTS OF FIRST REFUSAL. No sale, transfer or other act of disposition of shares in the companies will be valid unless the following procedure has been implemented: The shareholder wishing to dispose of his shares must first offer such shares to the other shareholders in the following way: a) The Seller shall have the obligation to give notice to the Board or to the General Manager of the proposed terms of sale and advise the number of shares, price and other conditions. The remaining partners shall have the right of first refusal over any other purchaser under the same conditions and in proportion to their shareholdings; b) Once the beneficiaries have been notified of the offer, they shall advise the offeror of their exercise of the right of first refusal authentically, within 30 calendar days after receipt of the offer. Upon expiration of such period, the right of first refusal shall expire; c) If no shareholder exercises the right of first refusal, the offeror shall be able to dispose freely of his shares to third parties 60 days after notice and advice to the company of his intent to transfer. Two. Tag-Along Right. Without prejudice to the stipulations in point 2 above, when a shareholder will sell his shares and the remaining shareholders have not made use of the right of first refusal, they shall have the right to request that the selling shareholder include all or part of their shares in the sales transaction under the same conditions in which the majority shares are being purchased. Following the same procedure indicated in the previous clause, the other shareholder or shareholders shall have the right to request, within twenty days as of the notice indicated in letter b) of the preceding clause, that the buyer acquire their shares at the same price and under the same conditions as those proposed for the shareholder who received the offer. Upon expiration of the aforesaid 30-day period, said tag-along right shall expire. TITLE THREE: COMMON DISPOSITIONS. FIRST: This option agreement, the final purchase agreement and the contractual mining company, if made, shall be governed by the laws, regulations and other rules applicable in the Republic of Chile. SECOND: The notarial expenses and fees generated by this agreement as well as the promised agreements and other fees arising from registrations, re-registrations, subregistrations and annotations that must be made by law in the respective Mines Registrar, including the release of any and all of the registrations or subregistrations made because of this agreement, shall be the exclusive cost, expense and responsibility of Geocom. THIRD: For all purposes hereof and of the promised agreement, the parties elect and shall elect their domicile as the city of Santiago. FOURTH: Any notice between the parties not stipulated especially herein shall be given by fax, followed by certified letter, to the addresses indicated herein. FIFTH: For all legal purposes, all contracts herein stipulated and, if pertinent, the respective final contracts, shall be governed by the laws, regulations and other applicable rules in the Republic of Chile. Authorities. The authority of Julian Sanchez del Valle and Pedro Ricalde Borbolla to represent Minera Canela S.A. is evidenced in the minutes of the Board of Directors meetign held October 20, 2003, executed to public deed on December 1st of the same year before Mr. Felix Jara Cadot, Notary of Santiago. The authority of Mr. Cesar Andres Lopez Alarcon to represent Minera Geocom Resources Chile Limitada is evidenced in the public deed of incorporation of a company dated October 13, 2003, executed before Mr. Sergio Fernando Novoa Galan, alternate to Maria Gloria Acharan Toleda, Notary. Neither deed is inserted as they are known to the parties and at the specific request thereof. The text was drafted by Cesar Andres Lopez Alarcon, attorney. The parties sign in witness, after reading. This deed is annotated in my journal of public instruments on even date herewith. A copy is issued. I attest.

JULIAN SANCHEZ DEL VALLE – PEDRO RICALDE BORBOLLA

for MINERA CANELA S.A.

CESAR ANDRES LOPEZ ALARCON

for COMPAÑIA MINERA GEOCOM RESOURCES-CHILE LIMITADA